UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2014

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

001-33400	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-467-5236

N/A

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement.

Amended & Restated Credit Agreement

On November 10, 2014 (the “Effective Date”), ARC Group Worldwide, Inc. (the “Company”) and its subsidiaries Advanced Forming Technology, Inc., ARC Wireless, Inc., Flomet LLC, General Flange & Forge LLC, Tekna Seal LLC, 3D Material Technologies, LLC, and Quadrant Metals Technologies, LLC, entered into the Amended and Restated Credit Agreement (the “Amended & Restated Credit Agreement”), which amends and restates the Credit Agreement, dated as of April 7, 2014 (the “Original Credit Agreement”), as amended by the First Amendment to Credit Agreement, dated as of June 25, 2014 (the “First Amendment”), by and among the Company and its certain subsidiaries, Citizens Bank, N.A. (formerly known as RBS Citizens, N.A., and referred to herein as “Citizens”), as Administrative Agent, issuing bank and swingline lender, and Capital One, N.A., as Syndication Agent, and other lenders from time to time party thereto, regarding loans and extensions of credit in the principal amount of up to $90,000,000.  In consideration for the Company and its subsidiaries entering into the Amended & Restated Credit Agreement, the Administrative Agent and the Lenders waived non-compliance of the Company and its subsidiaries with respect to certain covenants in the Original Credit Agreement and the First Amendment.

The Amended & Restated Credit Agreement provides the Company with the following loans and extensions of credit: (1) a Revolving Commitment in the principal amount of $20,000,000 (the “Revolving Loan”); (2) a Term Loan Commitment in the principal amount of $45,000,000 (the “Term Loan”); (3) a Delayed Draw Term Loan Commitment in the principal amount of $25,000,000 (the “Delayed Draw Term Loan”; and together with the Revolving Loan and the Term Loan, the “Credit Facility”).  All of the loans under the Credit Facility are secured by liens on substantially all assets of the Company and guaranteed by the Company’s subsidiaries who are not borrowers under the Credit Facility.

Borrowings under the Credit Facility may be made as Base Rate Loans or Eurocurrency Rate Loans.  The Base Rate loans will bear interest at the fluctuating rate per annum equal to (i) the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) Citizens own prime rate; and (c) the adjusted Eurodollar rate on such day for an interest period of one (1) month plus 1.00%; and (ii) plus the Applicable Rate, as described below.  Eurodollar Rate Loans will bear interest at the rate per annum equal to (i) the ICE Benchmark Administration LIBOR Rate; plus (ii) the Applicable Rate.  The “Applicable Rate” will be (i) 3.00% with respect to Base Rate Loans and (ii) 4.00% with respect to Eurodollar Rate Loans, in each case until December 31, 2014, and thereafter the Applicable Rate will be adjusted quarterly responsive to the Company’s total leverage ratio, in a range of 1.50% to 3.00% for Base Rate Loans, and 2.50% to 4.00% for Eurodollar Rate Loans.  In addition to interest payments on the Credit Facility loans, the Company will pay commitment fees to the lenders, ranging from 0.25% to 0.45% per quarter on undrawn revolving loans and 0.50% per annum on undrawn term loan amounts.  The Company will also pay other customary fees and reimbursements of costs and disbursements to the Administrative Agent and the Lenders.

The Term Loans and the Delayed Draw Term Loans mature in incremental quarterly installments over five years following the Effective Date.  The final Maturity Date with respect to the Revolving Loans, the Term Loans and the Delayed Draw Term Loans is five (5) years after the Effective Date.  The Amended & Restated Credit Agreement contains certain mandatory prepayment provisions, including prepayments due in respect of sales of assets, sales of equity securities, events of default and other customary events.

The Amended & Restated Credit Agreement contains customary covenants and negative covenants regarding operation of the Company’s business, including maintenance of certain financial ratios, as well as restrictions on dispositions of Company assets.

The foregoing description of the Amended & Restated Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the document.  The Amended & Restated Credit Agreement is filed as Exhibit 10.38 to this Current Report on Form 8-K and is incorporated herein by reference.

Subordinated Term Loan Agreement

On the Effective Date, the Company and its subsidiaries Advanced Forming Technology, Inc., ARC Wireless, Inc., Flomet LLC, General Flange & Forge LLC, Tekna Seal LLC, 3D Material Technologies, LLC, and Quadrant Metals Technologies, LLC entered into a subordinated term loan credit agreement, together with McLarty Capital Partners SBIC, L.P. (“McLarty”), as administrative agent, and other lenders from time to time party thereto (“Subordinated Loan Agreement”), regarding an extension of credit in the form of a subordinated term loan in an aggregate principal amount of $20,000,000. McLarty is indirectly a related party to the Company and as such the Board of Directors appointed a special committee consisting solely of independent directors to assure that the Subordinated Loan Agreement is fair and reasonable to the Company and its shareholders.

The subordinated term loan under the Subordinated Loan Agreement will mature five years after the Effective Date. The interest rate set forth in the Subordinated Loan Agreement is 11.00% per annum. Upon an event of default under the Subordinated Loan Agreement, the interest rate increases automatically by 2.00% per annum.  The Subordinated Loan Agreement contains customary representations and warranties, events of default, affirmative covenants and negative covenants and prepayment terms that are substantially similar to those contained in the Amended & Restated Credit Agreement.  The Subordinated Loan Agreement has been subordinated to the Amended & Restated Credit Agreement pursuant to First Lien Subordination Agreement.

The foregoing description of the Subordinated Loan Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the document. The Subordinated Loan Agreement is filed as Exhibit 10.39 to this Current Report on Form 8-K and is incorporated herein by reference.

On the Effective Date, the Company repaid a portion of the previously borrowed loans under the Credit Facility using net proceeds from the Subordinated Loan Agreement.

Item 8.01:	Other Events.

Press Release

On November 11, 2014, the Company issued a press release, attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.38

Amended and Restated Credit Agreement, dated November 10, 2014, by and among ARC Group Worldwide, Inc., Advanced Forming Technology, Inc., ARC Wireless, Inc., Flomet LLC, General Flange & Forge LLC, Tekna Seal LLC, 3D Material Technologies, LLC, and Quadrant Metals Technologies, LLC, Citizens Bank, N.A., as Administrative Agent, issuing bank and swingline lender, and Capital One, N.A., as Syndication Agent, and other lenders from time to time party thereto.

10.39

Credit Agreement, dated November 10, 2014, by and among ARC Group Worldwide, Inc., Advanced Forming Technology, Inc., ARC Wireless, Inc., Flomet LLC, General Flange & Forge LLC, Tekna Seal LLC, 3D Material Technologies, LLC, and Quadrant Metals Technologies, LLC, McLarty Capital Partners SBIC, L.P., as administrative agent, and other lenders from time to time party hereto.

The following exhibit shall be deemed to be furnished, and not filed:

99.1	Press Release dated November 11, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.

Date: November 11, 2014	By:	/s/ Drew M. Kelley
		Name:	Drew M. Kelley
		Title:	Chief Financial Officer